Exhibit 10.5

SEVENTH LOAN MODIFICATION AGREEMENT - EXIM

This Seventh Loan Modification Agreement - Exim (this “Loan Modification Agreement’) is entered into as of September 27, 2006, by and among (i) SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts  02462 (“Bank”) and (ii) ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141, for itself and as successor by merger to ASPENTECH, INC., formerly a Texas corporation  with offices at Ten Canal Park, Cambridge, Massachusetts 02141 (“Borrower”)

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 30, 2003, evidenced by, among other documents, a certain Export-Import Bank Loan and Security Agreement dated as of January 30, 2003 between Borrower and Bank, as amended from time to time (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, and all other agreements, documents and instruments executed and delivered in connection therewith, all of which shall be referred to collectively as the “Existing Loan Documents”.

3.                                       MODIFICATION/CONSENT TO KEY TRANSACTION AND RELEASE.  Silicon hereby understands that the Borrower and certain of its subsidiaries that have been or are to be formed intend to enter into certain transactions with Key Equipment Finance, Inc., as agent, and others party to the documents evidencing the Key Transactions (“Key”), which include (i) entering into a Purchase and Sale Agreement (the “P&S Agreement”) between the Borrower and Aspen Technology Funding 2006 - I LLC (“Aspen I”), whereby the Borrower will sell, transfer and assign to Aspen I certain Transferred Receivables, Related Security, Contracts and Collections (as such terms are defined in the P&S Agreement) with respect thereto and other proceeds thereof (collectively, the “Transferred Assets”), (ii) entering into a Purchase and Re-Sale Agreement (the “P&RS Agreement”) between Aspen I and Aspen Technology Funding 2006 - II LLC (“Aspen II”), whereby the Aspen 1 will sell, transfer and assign to Aspen II the Transferred Assets, and (iii) entering into a Loan Agreement, and related Security Agreement (the “Key Financing Agreement”), between Aspen II and Key, whereby Key shall advance to Aspen II one or more loans (all such transactions and related transactions being referred to as the “Key Transactions”).  Silicon has been provided with copies of the P&S Agreement, the P&RS Agreement and the Key Financing Agreements, and hereby consents, notwithstanding any prohibitions in any of the Existing Loan Documents, to the Key Transactions, including, without limitation, the sale, transfer and assignment of the Transferred Assets from the Borrower to Aspen I and then to Aspen II, free and clear of any lien or security interest of Silicon, on or before September 30, 2006, and the pledge of the Transferred Assets to Key in connection with the Key Financing Agreements (the substantive terms and conditions of which are detailed on EXHIBIT A annexed hereto), provided (i) such sale of the Transferred Assets is made on a “true sale”, non-recourse basis consistent with Borrower’s past practices (except as otherwise specifically contemplated by the Key Transactions), (ii) on or before the date hereof, Silicon has been furnished with a schedule, with reasonable detail, identifying the specific Receivables to be sold, and (iii) no such Receivables are included for borrowing hereunder as an Eligible Receivable from and after the date of such sale.  Silicon specifically acknowledges and agrees that it shall retain no interest in or to the Transferred Assets, or the payments remitted in connection therewith, and Silicon will release any and all such interest in the Transferred Assets as provided in that certain Partial Release and Acknowledgement Agreement substantially in the form attached hereto as Exhibit B annexed hereto.  Silicon hereby confirms that from and after the date hereof, none of the Transferred Assets shall be “Collateral” or “Receivables” under any of the Existing Loan Documents, and more specifically, but without limitation, none of the Transferred Assets shall be

“Intellectual Property” under those certain Negative Pledge Agreements between the Borrower and Silicon, dated January 30, 2003, as amended and in effect from time to time.

4.                                       FEES.  Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                       RATIFICATION OF NEGATIVE PLEDGE.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreements each dated as of January 30, 2003 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement  shall remain in full force and effect, except that, as provided above, from and after the date hereof, the “Intellectual Property” as defined therein, shall not include and shall specifically exclude any Transferred Assets.

6.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                       RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations, in each case all as modified hereby.

8.                                       NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.

10.                                 COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

ASPEN TECHNOLOGY, INC.

By:	/s/ Leo S. Vannoni
Name:	Leo S. Vannoni
Title:	Treasurer

BANK:

SILICON VALLEY BANK

By:	/s/ Laura M. Scott
Name:	Laura M. Scott
Title:	Senior Vice President

The undersigned, ASPENTECH SECURITIES CORP., a Massachusetts corporation,  ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated January 30, 2003 (the “Guaranty”) and a certain Security Agreement dated as of January 30, 2003 (the “Security Agreement”) and acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

ASPENTECH SECURITIES CORP

By:	/s/ Leo S. Vannoni
Name:	Leo S. Vannoni
Title:	Treasurer